Exhibit 10.2.5

FOURTH AMENDMENT TO THE AMENDED AND RESTATED STOCKHOLDERS

AGREEMENT

OF

CLIENTLOGIC CORPORATION

This Fourth Amendment to the Amended and Restated Stockholders Agreement of ClientLogic Corporation (this “Amendment”) is made and entered into as of July 9, 2004, by and among ClientLogic Corporation, a Delaware corporation (the “Corporation”), Onex Corporation, a corporation continued under the laws of the province of Ontario, Onex ClientLogic Holdings, LLC, a Delaware limited liability corporation, and Onex European Holdings, LLC, a Delaware limited liability corporation (collectively the “Onex Holders”), and the Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act (“OMERS”). OMERS, together with the Onex Holders, are referred to below as the “Controlling Stockholders”.

RECITALS:

WHEREAS, the Corporation and the holders of the capital stock of the Corporation entered into that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000 (the “Original Stockholders Agreement”);

WHEREAS, Section 8.9(b) Original Stockholders Agreement grants the Corporation and the Controlling Stockholders the right to amend such agreement; and

WHEREAS, the Corporation and the Controlling Stockholders desire to amend certain provisions of the Original Stockholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENT OF STOCKHOLDERS AGREEMENT

Section 1.1 Amendment to Section 2.1(a). Section 2.l(a) of the Original Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

Subject to Section 2.1(c), the Board shall consist of (i) one individual as may be designated from time to time by the OMERS Group (the “OMERS Group Designee”) and (ii) up to five individuals as may be designated from time to time by the Onex Group (an “Onex Group Designee”); provided, however, that at least two of the Onex Group Designees shall be members of Management (each, a “Management Designee”). Each Management Designee shall at all times while serving on the Board be a member of Management; it being understood that the size of the Board may hereafter be increased from time to time.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Original Stockholders Agreement.

Section 2.2 Effect of Amendment. Except as specifically provided herein, the Original Stockholders Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Original Stockholders Agreement as hereby amended shall be and remain in full force and effect.

Section 2.4 Entire Agreement. This Amendment, together with the unaltered portions of the Original Stockholders Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 2.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Section 2.6 Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CLIENTLOGIC CORPORATION

By:	/s/ David E. Garner
Name:	David E. Garner
Title	President & CEO

ONEX CORPORATION

By:	/s/ Seth Mersky
Name:	Seth Mersky
Title:	Managing Director

ONEX CLIENTLOGIC CORPORATION, LLC

By:	/s/ Seth Mersky
Name:	Seth Mersky
Title:	Managing Director

ONEX EUROPEAN HOLDINGS, LLC

By:	/s/ Seth Mersky
Name:	Seth Mersky
Title:	Managing Director

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:
Name:
Title:

By:	/s/ Illegible
Name:	Illegible
Title:	Illeligible